UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2007 (April 25, 2007)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 — Other Events

Item 8.01.	Other Events.

On April 25, 2007, Albemarle Corporation (the “Company”) entered into a Stock Purchase Agreement, dated as of April 25, 2007 (the “Purchase Agreement”), with each of William M. Gottwald and John D. Gottwald, pursuant to which the Company agreed to purchase an aggregate of 100,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company from William M. Gottwald and an aggregate of 400,000 shares of Common Stock of the Company from John D. Gottwald, each at a price of $0.03 less than the average closing price of a share of the Common Stock, as determined by the Company’s Chief Financial Officer based on trade data provided by the New York Stock Exchange (as reported in the Wall Street Journal), for April 26, 2007 through April 30, 2007 (inclusive). These shares of Common Stock were purchased on May 1, 2007 from each of William M. Gottwald and John D. Gottwald, at a purchase price of $42.36 per share of Common Stock. Copies of the Purchase Agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Stock Purchase Agreement, dated as of April 25, 2007, between the Company and William M. Gottwald.

10.2 Stock Purchase Agreement, dated as of April 25, 2007, between the Company and John D. Gottwald.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Stock Purchase Agreement, dated as of April 25, 2007, between the Company and William M. Gottwald.
10.2	Stock Purchase Agreement, dated as of April 25, 2007, between the Company and John D. Gottwald.